(Money Market)






                       SUB-INVESTMENT MANAGEMENT AGREEMENT

                                      AMONG

                      JOHN HANCOCK VARIABLE SERIES TRUST I

                       WELLINGTON MANAGEMENT COMPANY, LLP

                                       AND

                       JOHN HANCOCK LIFE INSURANCE COMPANY

                       SUB-INVESTMENT MANAGEMENT AGREEMENT


      AGREEMENT made as of the first day of May 2001 by and among John Hancock Variable Series Trust I, a Massachusetts business trust (the "Trust"), Wellington Management Company, LLP, a Massachusetts limited liability partnership ("Wellington Management"), and John Hancock Life Insurance Company, a Massachusetts corporation ("JHLICO").

      WHEREAS, the Trust is organized and is engaged in business as an open-end management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, JHLICO and Wellington Management are each engaged in the business of rendering investment advice under the Investment Advisers Act of 1940, as amended; and

      WHEREAS, the Trust is authorized to issue its shares in separate classes, with each such class representing interests in a separate portfolio of securities and other assets; and

      WHEREAS, the Trust offers shares in several classes, one of which is designated as the Money Market Fund (together with all other classes established by the Trust, collectively referred to as the "Funds"), each of which pursues its investment objectives through separate investment policies; and

      WHEREAS, the Trust has retained JHLICO to render investment management services to the Trust pursuant to an Investment Management Agreement dated as of April 12,1988 as amended (the "Investment Management Agreement"), pursuant to which it may contract with Wellington Management as a sub-investment manager as provided for herein.

         NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

1.    APPOINTMENT OF SUB-INVESTMENT MANAGER

      (a) Subject Fund. Wellington Management is hereby appointed and Wellington Management hereby accepts the appointment to act as sub-investment manager to the Money Market Fund (the "Subject Fund") effective May 1, 2001 for the period and on the terms herein set forth, and for the compensation herein provided.

      (b) Additional Subject Funds. In the event that the Trust and JHLICO desire to retain Wellington Management to render investment advisory services hereunder for any other Fund, they shall so notify Wellington Management in writing. If it is willing to render such services, Wellington Management shall notify the Trust in writing, whereupon such Fund shall become a Subject Fund hereunder.

      (c) Incumbency Certificates. Wellington Management shall furnish to JHLICO, immediately upon execution of this Agreement, a certificate of a senior officer of Wellington Management setting forth (by name and title, and including specimen signatures) those officers of Wellington Management who are authorized to give instructions for the Subject Fund pursuant to the provisions of this Agreement. Wellington Management shall promptly provide supplemental certificates in connection with each additional Subject Fund (if any) and further supplemental certificates, as needed, to reflect all changes with respect to such authorized officers for any Subject Fund. On behalf of the Trust, JHLICO shall instruct the custodian for the Subject Fund to accept instructions with respect to the Subject Fund from the officers of Wellington Management so named.

      (d) Independent Contractor. Wellington Management shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or be deemed an agent of the Trust.

      (e) Wellington Management's Representations. Wellington Management represents, warrants and agrees (i) that it is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and that it will remain so registered and will comply with the requirements of said Act, and the rules and regulations thereunder, at all times while this Agreement remains in effect, (ii) that it will promptly notify JHLICO if the foregoing representation and agreement shall cease to be true in any material respect at any time during the term of this Agreement, (iii) that it will promptly notify JHLICO of any material change in the ownership of Wellington Management, or of any change in the identity of the personnel who manage the Subject Fund, (iv) that it has adopted a code of ethics complying with the requirements of Section 17(j) and Rule 17j-1 under the 1940 Act and has provided true and complete copies of such code to the Trust and to JHLICO, and has adopted procedures designed to prevent violations of such code, and (v) that it has furnished the Trust and JHLICO each with a copy of Wellington Management's Form ADV, as most recently filed with the Securities and Exchange Commission ("SEC"), and will promptly furnish copies of each future amendment thereto.

2.  PROVISION OF INVESTMENT MANAGEMENT SERVICES.

      Wellington Management will provide for the Subject Fund a continuing and suitable investment program consistent with the investment objectives, policies, guidelines and restrictions of said Fund, as established by the Trust and JHLICO. From time to time, JHLICO or the Trust may provide Wellington Management with additional or amended investment policies, guidelines and restrictions. Wellington Management, as sub-investment manager, will manage the investment and reinvestment of the assets in the Subject Fund, and perform the functions set forth below, (i) subject to the overall supervision, direction, control and review of JHLICO and the Board of Trustees of the Trust, and (ii) consistent with the applicable investment objectives, policies, guidelines and restrictions, the provisions of the Trust's Declaration of Trust, By-laws, prospectus, statement of additional information (each as in effect from time to time), the 1940 Act and all other applicable laws and regulations (including any applicable investment restrictions imposed by state insurance laws and regulations or any other directions or instructions delivered to Wellington Management in writing by JHLICO or the Trust from time to time). By its signature below, Wellington Management acknowledges receipt of a copy of the Trust's Declaration of Trust, By-laws, prospectus, and statement of additional information, each as in effect on the date of this Agreement.

      Wellington Management will, at its own expense:

      (a) advise the Trust in connection with investment policy decisions to be made by its Board of Trustees or any committee thereof regarding the Subject Fund and, upon request, furnish the Trust with research, economic and statistical data in connection with said Fund's investments and investment policies;

      (b) submit such reports and information as JHLICO or the Trust's Board of Trustees may reasonably request, to assist the custodian in its determination of the market value of securities held in the Subject Fund;

         (c) place orders for purchases and sales of portfolio investments for the Subject Fund;

         (d) give instructions to the Subject Fund's custodian concerning the delivery of securities and transfer of cash for the Subject Fund;

      (e) maintain and preserve the records relating to its activities hereunder required by the 1940 Act to be maintained and preserved by the Trust, to the extent not maintained by the custodian, transfer agent or JHLICO;

      (f) at or prior to the close of business each day, provide JHLICO and the custodian with trade information for each transaction effected for the Subject Fund, and promptly provide to the custodian information on all brokerage or dealer confirmations;

      (g) as soon as practicable following the end of each calendar month, provide JHLICO with information on all transactions effected for the Subject Fund during the month, a summary listing all investments held in such Fund as of the last day of the month, and such other information as JHLICO may reasonably request in connection with the accounting services that JHLICO provides for the Subject Fund; and

      (h) absent specific instructions to the contrary provided to it by JHLICO and subject to its receipt of all necessary voting materials, vote all proxies with respect to investments of the Subject Fund in accordance with Wellington Management's proxy voting policy as most recently provided to JHLICO.

      On its own initiative, Wellington Management will apprise JHLICO and the Trust of important political and economic developments materially affecting the marketplace or the Subject Fund, and will furnish JHLICO and the Trust's Board of Trustees from time to time such information as is appropriate for this purpose. Wellington Management will also make its personnel available in Boston, Massachusetts or other reasonable locations as often as quarterly to discuss the Subject Fund and Wellington Management's management thereof, to educate JHLICO sales personnel with respect thereto, and for such other purposes as the Trust or JHLICO may reasonably request.

      The Trust and JHLICO will provide timely information to Wellington Management regarding such matters as purchases and redemptions of shares in the Subject Fund and the cash requirements of, and cash available for investment in, the Subject Fund. JHLICO will timely provide Wellington Management with monthly accounting statements for the Subject Fund, and such other information (including, without limitation, reports concerning the classification of Subject Fund securities for purposes of Subchapter M of the Internal Revenue Code and Treasury Regulations Section 1.817) as may be reasonably necessary or appropriate in order for Wellington Management to perform its responsibilities hereunder.

3.    ALLOCATION OF EXPENSES.

      Each party to this Agreement shall bear the costs and expenses of performing its obligations hereunder. In this regard, the Trust specifically agrees to assume the expense of:

      (a) brokerage commissions for transactions in the portfolio investments of the Trust and similar fees and charges for the acquisition, disposition, lending or borrowing of such portfolio investments;

      (b)  custodian fees and expenses;

      (c) all taxes, including issuance and transfer taxes, and reserves for taxes payable by the Trust to federal, state or other governmental agencies; and

      (d)  interest payable on the Trust's borrowings.

Nothing in this Agreement shall alter the allocation of expenses and costs agreed upon between the Trust and JHLICO in the Investment Management Agreement or any other agreement to which they are parties.

4.    SUB-ADVISORY FEES.

      For all of the services rendered with respect to each Subject Fund as herein provided, JHLICO shall pay to Wellington Management a fee (for the payment of which the Trust shall have no obligation or liability), based on the Current Net Assets of that Subject Fund, as set forth in Schedule I attached hereto and made a part hereof, and as may be amended from time to time with respect to additional Subject Funds. Such fee shall be accrued daily and payable monthly, as soon as practicable after the last day of each calendar month. In the case of termination of this Agreement with respect to a Subject Fund during any calendar month, the fee with respect to such Fund accrued to but excluding the date of termination shall be paid promptly following such termination. For purposes of computing the amount of advisory fee accrued for any day, "Current Net Assets" shall mean a Subject Fund's net assets as of the most recent preceding day for which that Subject Fund's net assets were computed.

5.    FUND TRANSACTIONS.

      In connection with the investment and reinvestment of the assets of the Subject Fund, Wellington Management is authorized to select the brokers or dealers that will execute purchase and sale transactions for said Fund and to use its best efforts to obtain the best available price and most favorable execution with respect to all such purchases and sales of portfolio securities for said Fund. Wellington Management shall maintain records adequate to demonstrate compliance with this requirement. Subject to this primary requirement, and maintaining as its first consideration the benefits to the Subject Fund and its shareholders, Wellington Management shall have the right subject to the control of the Board of Trustees, and to the extent authorized by the Securities Exchange Act of 1934, to follow a policy of selecting brokers who furnish brokerage and research services to the Subject Fund or to Wellington Management, and who charge a higher commission rate to the Subject Fund than may result when allocating brokerage solely on the basis of seeking the most favorable price and execution. Wellington Management shall determine in good faith that such higher cost was reasonable in relation to the value of the brokerage and research services provided.

      Wellington Management will not receive any tender offer solicitation fees or similar payments in connection with the tender of investments of any Fund.

6.    OWNERSHIP OF INFORMATION, RECORDS, AND CONFIDENTIALITY.

      The Trust shall own and control all records maintained hereunder by Wellington Management on the Trust's behalf and, in the event of termination of this Agreement with respect to any Fund for any reason, all records relating to that Fund shall be promptly returned to the Trust, free from any claim or retention of rights by Wellington Management, provided that (subject to the last paragraph of this Section 6) Wellington Management may retain copies of such records. Wellington Management also agrees, upon request of the Trust, promptly to surrender such books and records or, at its expense, copies thereof, to the Trust or to make such books and records available for audit or inspection by representatives of regulatory authorities, or other persons reasonably designated by the Trust. Wellington Management further agrees to maintain, prepare and preserve such books and records in accordance with the 1940 Act and rules thereunder, including but not limited to Section 31 and Rules 31a-1 and 31a-2, to the extent such records are not maintained by the custodian, transfer agent or JHLICO, and to supply all information requested by any securities and insurance regulatory authorities to determine whether all securities and insurance laws and regulations are being complied with. Wellington Management shall supply the Board of Trustees and officers of the Trust and JHLICO with all statistical information regarding investments which is reasonably required by them and reasonably available to Wellington Management.

      Wellington Management shall not disclose or use any records or information obtained pursuant hereto in any manner whatsoever except as expressly authorized herein, and will keep confidential any information obtained pursuant hereto, and disclose such information only if the Trust has authorized such disclosure, or if such disclosure is expressly required by applicable federal or state regulatory authorities.

7.    LIABILITY; STANDARD OF CARE.

      No provision of this Agreement shall be deemed to protect Wellington Management or JHLICO against any liability to the Trust or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement or the Investment Management Agreement. Nor shall any provision hereof be deemed to protect any trustee or officer of the Trust against any such liability to which he or she might otherwise be subject by reason of any willful misfeasance, bad faith or negligence in the performance of his or her duties or the reckless disregard of his or her obligations and duties. Wellington Management shall employ only qualified personnel to manage the Subject Fund; shall comply with all applicable laws and regulations in the discharge of its duties under this Agreement; shall (as provided in Section 2 above) comply with the investment objectives, policies, guidelines and restrictions of the Subject Fund and with the provisions of the Trust's Declaration of Trust, By-laws, prospectus and statement of additional information or any supplements thereto; shall manage the Subject Fund (subject to the receipt of, and based upon the information contained in, periodic reports from JHLICO or the custodian concerning the classification of Fund securities for such purposes) as a regulated investment company in accordance with subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations Section 1.817-5(b); shall act at all times in the best interests of the Trust; and shall discharge its duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of a similar enterprise. However, Wellington Management shall not be obligated to perform any service not described in this Agreement, and shall not be deemed by virtue of this Agreement to have made any representation or warranty that any level of investment performance or level of investment results will be achieved.

8.    DURATION AND TERMINATION OF THIS AGREEMENT.

      (a) Duration. This Agreement shall become effective with respect to the Subject Fund on May 1, 2001 and, with respect to any additional Subject Fund, on the date of receipt by the Trust of notice from Wellington Management in accordance with Paragraph 1(b) hereof that it is willing to serve with respect to such Fund. Unless terminated as herein provided, this Agreement shall remain in full force and effect for two years from the date hereof with respect to the initial Subject Fund and, with respect to each additional Subject Fund, until two years following the date on which such Fund becomes a Subject Fund hereunder, and shall continue in full force and effect thereafter with respect to each Subject Fund only so long as such continuance with respect to any such Fund is specifically approved at least annually (i) by either the Board of Trustees of the Trust or by vote of a majority of the outstanding voting shares of such Fund, and (ii) in either event by the vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or "interested persons" of any such party, cast in person at a meeting called for the purpose of voting on such approval.

      Any approval of this Agreement by the holders of a majority of the outstanding shares of any Subject Fund shall be effective to continue this Agreement with respect to any such Fund notwithstanding (A) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Fund affected hereby, and (B) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Trust, unless such approval shall be required by any other applicable law or otherwise. The terms "assignment," "vote of a majority of the outstanding shares" and "interested person," when used in this Agreement, shall have the respective meanings specified in the 1940 Act and rules thereunder.

      (b) Termination. This Agreement may be terminated with respect to any Subject Fund at any time, without payment of any penalty, by the Trust pursuant to a vote of the Trustees of the Trust or a vote of a majority of the outstanding shares of such Fund, which termination shall be effective immediately upon delivery of written notice thereof to Wellington Management and JHLICO. This Agreement may be terminated by Wellington Management on at least ninety days' prior written notice to the Trust and JHLICO, and may be terminated by JHLICO on at least ninety days' prior written notice to the Trust and Wellington Management.

         (c) Automatic Termination. This Agreement shall automatically and immediately terminate in the event of its assignment or if the Investment Management Agreement is terminated.

9.  SERVICES NOT EXCLUSIVE; USE OF WELLINGTON MANAGEMENT'S NAME AND LOGO.

      The services of Wellington Management to the Trust are not to be deemed exclusive and it shall be free to render similar services to others so long as its services hereunder are not impaired thereby. It is specifically understood that partners, officers and employees of Wellington Management and of its subsidiaries and affiliates may continue to engage in providing portfolio management services and advice to other investment companies, whether or not registered, and other investment advisory clients.

      During the term of this Agreement, subject to Wellington Management's consent (which consent shall not be unreasonably withheld and which may be presumed unless an objection is made to a proposed use as hereinafter provided), JHLICO and the Trust shall have the non-exclusive and non-transferrable right to use Wellington Management's name and logo in all materials relating to the Subject Fund, including all prospectuses, proxy statements, reports to shareholders, sales literature and other written materials prepared for distribution to shareholders of the Trust or the public. However, prior to printing or distributing of any materials which refer to Wellington Management, JHLICO shall consult with Wellington Management and shall furnish to Wellington Management a copy of such materials. Wellington Management agrees to cooperate with JHLICO and to review such materials promptly. JHLICO shall not print or distribute such materials if Wellington Management reasonably objects in writing, within five (5) business days of its receipt of such copy (or such other time as may be mutually agreed), to the manner in which its name and logo are to be used.

10.  AVOIDANCE OF INCONSISTENT POSITION.

      In connection with the purchase and sale of portfolio securities of the Subject Fund, Wellington Management and its partners, officers and employees will not act as principal or agent or receive any commission. Nothing in this Agreement, however, shall preclude the combination of orders for the sale or purchase of portfolio securities of the Subject Fund with those for other accounts managed by Wellington Management or its affiliates, if orders are allocated in a manner deemed equitable by Wellington Management among the accounts and at a price approximately averaged.

11.  AMENDMENT.

      No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing. No amendment of this Agreement shall be effective with respect to any Fund until approved specifically by (a) the Board of Trustees of the Trust, or by vote of a majority of the outstanding shares of that Fund, and (b) by vote of a majority of those trustees of the Trust who are not interested persons of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval.

12.  LIMITATION OF LIABILITY.

      It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the trustees, shareholders, officers, agents or employees of the Trust personally, but only bind the trust property of the Trust, as provided in the Trust's Declaration of Trust.

13.  NOTICES

      Notices and other communications required or permitted under this Agreement shall be in writing, shall be deemed to be effectively delivered when actually received, and may be delivered by US mail (first class, postage prepaid), by facsimile transmission, by hand or by commercial overnight delivery service, addressed as follows:

      SUB-INVESTMENT MANAGER:           Wellington Management Company, LLP
                                        75 State Street
                                        Boston, MA 02109
                                        Attention:  Regulatory Affairs
                                        Fax #:  617-790-7760

              JHLICO:                   John Hancock Life Insurance Company
                                        200 Clarendon Street
                                        P.O. Box 111
                                        Boston, MA  02117
                                        Attention:  Raymond F. Skiba
                                        Fax #:  617-375-4835

               TRUST:                   John Hancock Variable Series Trust I
                                        200 Clarendon Street
                                        P.O. Box 111
                                        Boston, MA  02117
                                        Attention:  Raymond F. Skiba
                                        Fax #:  617-375-4835
14.  GOVERNING LAW.

      This agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts and the applicable provisions of the 1940 Act and rules thereunder.

15.  ASSIGNMENT.

      This Agreement may not be assigned by any party, either in whole or in part.



IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day first set forth above.

ATTEST:                                  JOHN HANCOCK VARIABLE SERIES
                                         TRUST I
/s/ ARNOLD R. BERGMAN
---------------------
Arnold R. Bergman
Counsel                                  By:/s/ THOMAS J. LEE
                                                --------------------------
                                                Thomas J. Lee
                                                Vice Chairman and President

ATTEST:                                  JOHN HANCOCK LIFE
                                         INSURANCE COMPANY
/s/ ARNOLD R. BERGMAN
---------------------
Arnold R. Bergman
Counsel                                  By:/s/ MICHELE G. VAN LEER
                                            ------------------------
                                         Michele G. Van Leer
                                         Senior Vice President

ATTEST:                                  WELLINGTON MANAGEMENT
/s/ KATY D. BURKE                        COMPANY, LLP
-----------------
Katy D. Burke
Assistant Vice President
                                         By:/s/ JOHNATHAN M. PAYSON
                                           --------------------------
                                         Name: Johnathan M. Payson
                                         Title: Senior Vice President

                                   SCHEDULE I

                                      FEES
                                      ----

For the Money Market Fund:

   Current Net Assets Under Management         Sub-Advisory Fee
   -----------------------------------         ----------------

   On the first $250,000,000                   9 basis points (0.09%) per annum

   On the next $500,000,000                    5 basis points (0.05%) per annum

   On amounts over $750,000,000                2 basis points (0.02%) per annum

                                                        (Large/Mid Cap Value II)






                                     INTERIM
                       SUB-INVESTMENT MANAGEMENT AGREEMENT

                                      AMONG

                      JOHN HANCOCK VARIABLE SERIES TRUST I

                       WELLINGTON MANAGEMENT COMPANY, LLP

                                       AND

                       JOHN HANCOCK LIFE INSURANCE COMPANY

                                     INTERIM
                       SUB-INVESTMENT MANAGEMENT AGREEMENT


      AGREEMENT made as of the 1st day of January 2001 by and among John Hancock Variable Series Trust I, a Massachusetts business trust (the "Trust"), Wellington Management Company, LLP, a Massachusetts limited liability partnership ("Wellington Management"), and John Hancock Life Insurance Company, a Massachusetts corporation ("JHLICO").

      WHEREAS, the Trust is organized and is engaged in business as an open-end management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, JHLICO and Wellington Management are each engaged in the business of rendering investment advice under the Investment Advisers Act of 1940, as amended; and

      WHEREAS, the Trust is authorized to issue its shares in separate classes, with each such class representing interests in a separate portfolio of securities and other assets; and

      WHEREAS, the Trust offers shares in several classes, one of which is designated as the Large/Mid Cap Value II Fund (the "Fund" and, together with all other classes established by the Trust, collectively referred to as the "Portfolios"), each of which pursues its investment objectives through separate investment policies; and

      WHEREAS, the Trust has retained JHLICO to render investment management services to the Trust pursuant to an Investment Management Agreement dated as of March 14, 1996, as amended (the "Investment Management Agreement"), pursuant to which it may contract with Wellington Management as a sub-investment manager as provided for herein.

         NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

1.    APPOINTMENT OF SUB-INVESTMENT MANAGER

      (a) Appointment as Investment Adviser and Manager. Wellington Management is hereby appointed and Wellington Management hereby accepts the appointment to act as sub-investment manager to the Fund effective January 1, 2001 for the period and on the terms herein set forth, and for the compensation herein provided.

      (b) Incumbency Certificates. Wellington Management shall furnish to JHLICO, immediately upon execution of this Agreement, a certificate of a senior officer of Wellington Management setting forth (by name and title, and including specimen signatures) those officers of Wellington Management who are authorized to give instructions for the Fund pursuant to the provisions of this Agreement. On behalf of the Trust, JHLICO shall instruct the custodian for the Fund to accept instructions with respect to the Fund from the officers of Wellington Management so named.

      (c) Independent Contractor. Wellington Management shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or be deemed an agent of the Trust.

      (d) Wellington Management's Representations. Wellington Management represents, warrants and agrees (i) that it is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and that it will remain so registered and will comply with the requirements of said Act, and the rules and regulations thereunder, at all times while this Agreement remains in effect, (ii) that it will promptly notify JHLICO if the foregoing representation and agreement shall cease to be true in any material respect at any time during the term of this Agreement, (iii) that it will promptly notify JHLICO of any material change in the ownership of Wellington Management, or of any change in the identity of the personnel who manage the Fund, (iv) that it has adopted a code of ethics complying with the requirements of Section 17(j) and Rule 17j-1 under the 1940 Act and has provided true and complete copies of such code to the Trust and to JHLICO, and has adopted procedures designed to prevent violations of such code, and (v) that it has furnished the Trust and JHLICO each with a copy of Wellington Management's Form ADV, as most recently filed with the Securities and Exchange Commission ("SEC"), and will promptly furnish copies of each future amendment thereto.

2.  PROVISION OF INVESTMENT MANAGEMENT SERVICES.

      Wellington Management will provide for the Fund a continuing and suitable investment program consistent with the investment objectives, policies, guidelines and restrictions of the Fund, as established by the Trust and JHLICO. From time to time, JHLICO or the Trust may provide Wellington Management with additional or amended investment policies, guidelines and restrictions. Wellington Management, as sub-investment manager, will manage the investment and reinvestment of the assets in the Fund, and perform the functions set forth below, (i) subject to the overall supervision, direction, control and review of JHLICO and the Board of Trustees of the Trust, and (ii) consistent with the applicable investment objectives, policies, guidelines and restrictions, the provisions of the Trust's Declaration of Trust, By-laws, prospectus, statement of additional information (each as in effect from time to time), the 1940 Act and all other applicable laws and regulations (including any applicable investment restrictions imposed by state insurance laws and regulations or any other directions or instructions delivered to Wellington Management in writing by JHLICO or the Trust from time to time). By its signature below, Wellington Management acknowledges receipt of a copy of the Trust's Declaration of Trust, By-laws, prospectus, and statement of additional information, each as in effect on the date of this Agreement.

      Wellington Management will, at its own expense:

      (a) advise the Trust in connection with investment policy decisions to be made by its Board of Trustees or any committee thereof regarding the Fund and, upon request, furnish the Trust with research, economic and statistical data in connection with said Fund's investments and investment policies;

      (b) submit such reports and information as JHLICO or the Trust's Board of Trustees may reasonably request, to assist the custodian in its determination of the market value of securities held in the Fund;

         (c) place orders for purchases and sales of portfolio investments for the Fund;

         (d) give instructions to the Fund's custodian concerning the delivery of securities and transfer of cash for the Fund;

      (e) maintain and preserve the records relating to its activities hereunder required by the 1940 Act to be maintained and preserved by the Trust, to the extent not maintained by the custodian, transfer agent or JHLICO;

      (f) at or prior to the close of business each day, provide JHLICO and the custodian with trade information for each transaction effected for the Fund, and promptly provide to the custodian information on all brokerage or dealer confirmations;

      (g) as soon as practicable following the end of each calendar month, provide JHLICO with information on all transactions effected for the Fund during the month, a summary listing all investments held in such Fund as of the last day of the month, and such other information as JHLICO may reasonably request in connection with the accounting services that JHLICO provides for the Fund; and

      (h) absent specific instructions to the contrary provided to it by JHLICO and subject to its receipt of all necessary voting materials, vote all proxies with respect to investments of the Fund in accordance with Wellington Management's proxy voting policy as most recently provided to JHLICO.

      On its own initiative, Wellington Management will apprise JHLICO and the Trust of important political and economic developments materially affecting the marketplace or the Fund, and will furnish JHLICO and the Trust's Board of Trustees from time to time such information as is appropriate for this purpose. Wellington Management will also make its personnel available in Boston, Massachusetts or other reasonable locations as often as quarterly to discuss the Fund and Wellington Management's management thereof, to educate JHLICO sales personnel with respect thereto, and for such other purposes as the Trust or JHLICO may reasonably request.

      The Trust and JHLICO will provide timely information to Wellington Management regarding such matters as purchases and redemptions of shares in the Fund and the cash requirements of, and cash available for investment in, the Fund. JHLICO will timely provide Wellington Management with monthly accounting statements for the Fund, and such other information (including, without limitation, reports concerning the classification of Fund securities for purposes of Subchapter M of the Internal Revenue Code and Treasury Regulations
Section 1.817) as may be reasonably necessary or appropriate in order for Wellington Management to perform its responsibilities hereunder.

3.    ALLOCATION OF EXPENSES.

      Each party to this Agreement shall bear the costs and expenses of performing its obligations hereunder. In this regard, the Trust specifically agrees to assume the expense of:

      (a) brokerage commissions for transactions in the portfolio investments of the Trust and similar fees and charges for the acquisition, disposition, lending or borrowing of such portfolio investments;

      (b)  custodian fees and expenses;

      (c) all taxes, including issuance and transfer taxes, and reserves for taxes payable by the Trust to federal, state or other governmental agencies; and

      (d)  interest payable on the Trust's borrowings.

Nothing in this Agreement shall alter the allocation of expenses and costs agreed upon between the Trust and JHLICO in the Investment Management Agreement or any other agreement to which they are parties.

4.    SUB-ADVISORY FEES.

      For all of the services rendered with respect to the Fund as herein provided, JHLICO shall pay to Wellington Management a fee (for the payment of which the Trust shall have no obligation or liability), based on the Current Net Assets of the Fund, as set forth in Schedule I attached hereto and made a part hereof. Such fee shall be accrued daily and payable monthly, as soon as practicable after the last day of each calendar month. In the case of termination of this Agreement with respect to the Fund during any calendar month, the fee with respect to such Portfolio accrued to but excluding the date of termination shall be paid promptly following such termination. For purposes of computing the amount of advisory fee accrued for any day, "Current Net Assets" shall mean the Fund's net assets as of the most recent preceding day for which the Fund's net assets were computed.

5.    PORTFOLIO TRANSACTIONS.

      In connection with the investment and reinvestment of the assets of the Fund, Wellington Management is authorized to select the brokers or dealers that will execute purchase and sale transactions for the Fund and to use its best efforts to obtain the best available price and most favorable execution with respect to all such purchases and sales of portfolio securities for the Fund. Wellington Management shall maintain records adequate to demonstrate compliance with this requirement. Subject to this primary requirement, and maintaining as its first consideration the benefits to the Fund and its shareholders, Wellington Management shall have the right subject to the control of the Board of Trustees, and to the extent authorized by the Securities Exchange Act of 1934, to follow a policy of selecting brokers who furnish brokerage and research services to the Fund or to Wellington Management, and who charge a higher commission rate to the Fund than may result when allocating brokerage solely on the basis of seeking the most favorable price and execution. Wellington Management shall determine in good faith that such higher cost was reasonable in relation to the value of the brokerage and research services provided.

      Wellington Management will not receive any tender offer solicitation fees or similar payments in connection with the tender of investments of the Fund.

6.    OWNERSHIP OF INFORMATION, RECORDS, AND CONFIDENTIALITY.

      The Trust shall own and control all records maintained hereunder by Wellington Management on the Trust's behalf and, in the event of termination of this Agreement with respect to the Fund for any reason, all records relating to the Fund shall be promptly returned to the Trust, free from any claim or retention of rights by Wellington Management, provided that (subject to the last paragraph of this Section 6) Wellington Management may retain copies of such records. Wellington Management also agrees, upon request of the Trust, promptly to surrender such books and records or, at its expense, copies thereof, to the Trust or to make such books and records available for audit or inspection by representatives of regulatory authorities, or other persons reasonably designated by the Trust. Wellington Management further agrees to maintain, prepare and preserve such books and records in accordance with the 1940 Act and rules thereunder, including but not limited to Section 31 and Rules 31a-1 and 31a-2, to the extent such records are not maintained by the custodian, transfer agent or JHLICO, and to supply all information requested by any securities and insurance regulatory authorities to determine whether all securities and insurance laws and regulations are being complied with. Wellington Management shall supply the Board of Trustees and officers of the Trust and JHLICO with all statistical information regarding investments which is reasonably required by them and reasonably available to Wellington Management.

      Wellington Management shall not disclose or use any records or information obtained pursuant hereto in any manner whatsoever except as expressly authorized herein, and will keep confidential any information obtained pursuant hereto, and disclose such information only if the Trust has authorized such disclosure, or if such disclosure is expressly required by applicable federal or state regulatory authorities.

7.    LIABILITY; STANDARD OF CARE.

      No provision of this Agreement shall be deemed to protect Wellington Management or JHLICO against any liability to the Trust or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement or the Investment Management Agreement. Nor shall any provision hereof be deemed to protect any trustee or officer of the Trust against any such liability to which he or she might otherwise be subject by reason of any willful misfeasance, bad faith or negligence in the performance of his or her duties or the reckless disregard of his or her obligations and duties. Wellington Management shall employ only qualified personnel to manage the Fund; shall comply with all applicable laws and regulations in the discharge of its duties under this Agreement; shall (as provided in Section 2 above) comply with the investment objectives, policies, guidelines and restrictions of the Fund and with the provisions of the Trust's Declaration of Trust, By-laws, prospectus and statement of additional information or any supplements thereto; shall manage the Fund (subject to the receipt of, and based upon the information contained in, periodic reports from JHLICO or the custodian concerning the classification of portfolio securities for such purposes) as a regulated investment company in accordance with subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations Section 1.817-5(b); shall act at all times in the best interests of the Trust; and shall discharge its duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of a similar enterprise. However, Wellington Management shall not be obligated to perform any service not described in this Agreement, and shall not be deemed by virtue of this Agreement to have made any representation or warranty that any level of investment performance or level of investment results will be achieved.

8.    DURATION AND TERMINATION OF THIS AGREEMENT.

      (a) Duration. This Agreement shall become effective on the date hereof and, unless terminated as herein provided, shall remain in full force and effect until the earlier of (i) 150 days from the date hereof; (ii) the date a superseding agreement which has been approved by vote of a majority of the outstanding voting shares of the Fund becomes effective; or (iii) such other time as may be mutually agreed to by the parties hereto.

      The terms "assignment," "vote of a majority of the outstanding shares" and "interested person," when used in this Agreement, shall have the respective meanings specified in the 1940 Act and rules thereunder.

      (b) Termination. This Agreement may be terminated at any time, without payment of any penalty, by the Trust pursuant to a vote of the Trustees of the Trust or a vote of a majority of the outstanding shares of the Fund, which termination shall be effective immediately upon delivery of written notice thereof to Wellington Management and JHLICO. This Agreement may be terminated by Wellington Management on at least ninety days' prior written notice to the Trust and JHLICO, and may be terminated by JHLICO on at least ninety days' prior written notice to the Trust and Wellington Management.

         (c) Automatic Termination. This Agreement shall automatically and immediately terminate in the event of its assignment or if the Investment Management Agreement is terminated.

9.  SERVICES NOT EXCLUSIVE; USE OF WELLINGTON MANAGEMENT'S NAME AND LOGO.

      The services of Wellington Management to the Trust are not to be deemed exclusive and it shall be free to render similar services to others so long as its services hereunder are not impaired thereby. It is specifically understood that partners, officers and employees of Wellington Management and of its subsidiaries and affiliates may continue to engage in providing portfolio management services and advice to other investment companies, whether or not registered, and other investment advisory clients.

      During the term of this Agreement, subject to Wellington Management's consent (which consent shall not be unreasonably withheld and which may be presumed unless an objection is made to a proposed use as hereinafter provided), JHLICO and the Trust shall have the non-exclusive and non-transferrable right to use Wellington Management's name and logo in all materials relating to the Fund, including all prospectuses, proxy statements, reports to shareholders, sales literature and other written materials prepared for distribution to shareholders of the Trust or the public. However, prior to printing or distributing of any materials which refer to Wellington Management, JHLICO shall consult with Wellington Management and shall furnish to Wellington Management a copy of such materials. Wellington Management agrees to cooperate with JHLICO and to review such materials promptly. JHLICO shall not print or distribute such materials if Wellington Management reasonably objects in writing, within five (5) business days of its receipt of such copy (or such other time as may be mutually agreed), to the manner in which its name and logo are to be used.

10.  AVOIDANCE OF INCONSISTENT POSITION.

      In connection with the purchase and sale of portfolio securities of the Fund, Wellington Management and its partners, officers and employees will not act as principal or agent or receive any commission. Nothing in this Agreement, however, shall preclude the combination of orders for the sale or purchase of portfolio securities of the Fund with those for other accounts managed by Wellington Management or its affiliates, if orders are allocated in a manner deemed equitable by Wellington Management among the accounts and at a price approximately averaged.

11.  AMENDMENT.

      No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing. No amendment of this Agreement shall be effective with until approved specifically by (a) the Board of Trustees of the Trust, or by vote of a majority of the outstanding shares of the Fund, and (b) by vote of a majority of those trustees of the Trust who are not interested persons of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval.

12.  LIMITATION OF LIABILITY.

      It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the trustees, shareholders, officers, agents or employees of the Trust personally, but only bind the trust property of the Trust, as provided in the Trust's Declaration of Trust.

13.  NOTICES

      Notices and other communications required or permitted under this Agreement shall be in writing, shall be deemed to be effectively delivered when actually received, and may be delivered by US mail (first class, postage prepaid), by facsimile transmission, by hand or by commercial overnight delivery service, addressed as follows:

      SUB-INVESTMENT MANAGER:       Wellington Management Company, LLP
                                    75 State Street
                                    Boston, MA 02109
                                    Attention:  Regulatory Affairs
                                    Fax #:  617-790-7760

              JHLICO:               John Hancock Life Insurance Company
                                    200 Clarendon Street
                                    P.O. Box 111
                                    Boston, MA  02117
                                    Attention:  Raymond F. Skiba
                                    Fax #:  617-375-4835

               TRUST:               John Hancock Variable Trust Trust I
                                    200 Clarendon Street
                                    P.O. Box 111
                                    Boston, MA  02117
                                    Attention:  Raymond F. Skiba
                                    Fax #:  617-375-4835
14.  GOVERNING LAW.

      This agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts and the applicable provisions of the 1940 Act and rules thereunder.

15.  ASSIGNMENT.

      This Agreement may not be assigned by any party, either in whole or in part.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day first set forth above.

ATTEST:                                    JOHN HANCOCK VARIABLE SERIES
/s/ ARNOLD R. BERGMAN                      TRUST I
---------------------
Arnold R. Bergman
Counsel
                                           By: /s/THOMAS J. LEE
                                               ----------------
                                               Thomas J. Lee
                                           Title: President and Vice Chairman


ATTEST:                                    JOHN HANCOCK LIFE
                                           INSURANCE COMPANY
/s/ ARNOLD R. BERGMAN
---------------------
Arnold R. Bergman
Counsel                                    By:/s/ THOMAS J. LEE
                                              -----------------------
                                           Name: Thomas J. Lee
                                           Title: Vice President

ATTEST:                                    WELLINGTON MANAGEMENT
                                           COMPANY, LLP
/s/ KATY D. BURKE
-----------------
Katy D. Burke
Assistant Vice President                   By:/s/ JONATHAN M PAYSON
                                             -------------------------
                                           Name: Jonathan M. Payson
                                           Title: Senior Vice President

                                   SCHEDULE I

                                      FEES
                                      ----



   Current Net Assets Under Management     Sub-Advisory Fee

   On the first $100,000,000               50 basis points (0.50%) per annum

   On the next $150,000,000                47.5 basis points (0.475%) per annum

   On the next $250,000,000                45 basis points (0.45%) per annum

   On the next $250,000,000                42.5 basis points (0.425%) per annum

   On amounts over $750,000,000            40 basis points (0.40%) per annum